Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 OF
CHIEF FINANCIAL OFFICER
OF ALTERRA CAPITAL HOLDINGS LIMITED
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2012 of Alterra Capital Holdings Limited (the “Issuer”).
I, Joseph W. Roberts, the Chief Financial Officer of the Issuer, certify that:
(i) the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.
Dated: August 8, 2012

/s/ Joseph W. Roberts

Name:	Joseph W. Roberts
Title:	Executive Vice President and Chief Financial Officer